Exhibit 32

Written Statement of the Chief Executive Officer and Interim Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350

    Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chairman and Chief Executive Officer and Treasurer and Interim Chief Financial Officer of Johnson Outdoors Inc., a Wisconsin corporation (the “Company”), hereby certify, that the Quarterly Report on Form 10-Q of the Company for the quarter ended July 1, 2005 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Helen P. Johnson-Leipold
Helen P. Johnson-Leipold
Chairman and Chief Executive Officer

/s/ David W. Johnson
David W. Johnson
Treasurer and Interim Chief Financial Officer

Dated: August 10, 2005

This certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.